PRICING SUPPLEMENT dated June 27, 2025

(To the Prospectus and Prospectus Supplement, each dated
April 13, 2023, Product Supplement no. WF-1-I dated April
13, 2023, Underlying Supplement no. 1-I dated April 13,
2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$3,211,000 Market Linked Securities — Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

■  Linked to the lowest performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF (each referred to as a “Fund”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the lowest performing Fund. The lowest performing Fund is the Fund that has the lowest fund return (i.e., the lowest percentage change from its starting price to its ending price). The maturity payment amount will reflect the following terms:

■  If the price of the lowest performing Fund increases, you will receive the principal amount plus a positive return equal to 183.75% of the percentage increase in the price of that Fund from its starting price.

■  If the price of the lowest performing Fund remains flat or decreases but is not less than 80% of its starting price (its “threshold price”), you will receive the principal amount.

■  If the price of the lowest performing Fund decreases and is less than its threshold price, you will have full downside exposure to the decrease in the price of that Fund from its starting price, and you will lose more than 20%, and possibly all, of the principal amount.

■  Investors may lose a significant portion or all of the principal amount.

■  Your return on the securities will depend solely on the performance of the lowest performing Fund. You will not benefit in any way from the performance of the better performing Fund. Therefore, you will be adversely affected if either Fund performs poorly, even if the other Fund performs favorably.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-10 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$28.25	$971.75
Total	$3,211,000.00	$90,710.75	$3,120,289.25
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $28.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $22.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $3.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $941.50 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Funds:	SPDR® Gold Trust (Bloomberg ticker: GLD) and VanEck® Gold Miners ETF (Bloomberg ticker: GDX) (each referred to as a “Fund,” and collectively as the “Funds”)
Pricing Date:	June 27, 2025
Issue Date:	July 2, 2025
Calculation Day[1]:	June 27, 2028
Stated Maturity Date[1]:	June 30, 2028
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•      if the ending price of the lowest performing Fund is greater than its starting price:

$1,000 + ($1,000 × fund return of the lowest performing Fund × upside participation rate);

•      if the ending price of the lowest performing Fund is less than or equal to its starting price, but greater than or equal to its threshold price: $1,000; or

•      if the ending price of the lowest performing Fund is less than its threshold price:

$1,000 + ($1,000 × fund return of the lowest performing Fund)

If the ending price of the lowest performing Fund is less than its threshold price, you will have full downside exposure to the decrease in the price of that Fund from its starting price and you will lose more than 20%, and possibly all, of the principal amount of your securities at maturity.

Lowest Performing Fund:	The “lowest performing Fund” will be the Fund with the lowest fund return.
Upside Participation Rate:	The “upside participation rate” is 183.75%.
Fund Return:	The “fund return” with respect to a Fund is the percentage change from its starting price to its ending price, calculated as follows: ending price – starting price starting price
Threshold Price:	With respect to the SPDR® Gold Trust: $240.976, which is equal to 80% of its starting price With respect to the VanEck® Gold Miners ETF: $40.584, which is equal to 80% of its starting price
Starting Price:	With respect to the SPDR® Gold Trust: $301.22, its fund closing price on the pricing date With respect to the VanEck® Gold Miners ETF: $50.73, its fund closing price on the pricing date
Ending Price:	The “ending price” of a Fund will be its fund closing price on the calculation day
Fund Closing Price:	With respect to each Fund, “fund closing price” has the meaning set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement. The fund closing price of each Fund is subject to adjustment through the applicable adjustment factor as described in the accompanying product supplement.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48136EZN8
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $28.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $22.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The SPDR® Gold Trust” and “The VanEck® Gold Miners ETF” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Terms of the Securities

The securities are not commodity futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”). The securities are offered pursuant to an exemption from regulation under the Commodity Exchange Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Any values of the Funds, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You anticipate that the ending price of the lowest performing Fund will be greater than its starting price, and you are willing and able to accept the risk that, if the ending price of the lowest performing Fund is less than its threshold price, you will lose more than 20%, and possibly all, of the principal amount of your securities at maturity.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Fund and that you will not benefit in any way from the performance of the better performing Fund.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of both Funds.
▪	You understand and are willing to accept the full downside risks of both Funds.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Funds or the securities or commodities held by the Funds, nor will you have any voting rights or other rights with respect to the Funds or the securities or commodities held by the Funds.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You anticipate that the ending price of the lowest performing Fund will be less than its starting price, or you are unwilling or unable to accept the risk that, if the ending price of the lowest performing Fund is less than its threshold price, you will lose more than 20%, and possibly all, of the principal amount of your securities at maturity.
▪	You seek exposure to a basket composed of both Funds or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund.
▪	You are unwilling to accept the risk of exposure to each of the Funds.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Funds or the securities or commodities held by the Funds, or voting rights or other rights with respect to the Funds or the securities or commodities held by the Funds.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

information about the Funds, please see the sections titled “The SPDR® Gold Trust” and “The VanEck® Gold Miners ETF” below.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund. The lowest performing Fund is the Fund that has the lowest fund return, calculated for each Fund as the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the fund return of the lowest performing Fund, as follows:

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in either or both of the Funds or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Ending Price of the Lowest Performing Fund Is Less Than Its Threshold Price, You Will Lose More Than 20%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. The return on the securities at maturity is linked to the performance of the lowest performing Fund and will depend on whether, and the extent to which, that Fund has appreciated or depreciated. If the ending price of the lowest performing Fund is less than its threshold price, you will lose 1% of the principal amount of the securities for every 1% that its ending price is less than its starting price. Accordingly, under these circumstances, you will lose more than 20%, and possibly all, of your principal amount at maturity.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Price of Each Fund — Payments on the securities are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by either of the Funds over the term of the securities may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Fund. Your maturity payment amount will be determined by the lowest performing Fund.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Fund — Because the maturity payment amount will be determined based on the performance of the lowest performing Fund, you will not benefit from the performance of the other Fund. Accordingly, if the ending price of either Fund is less than its threshold price, you will lose a significant portion or all of your principal amount at maturity, even if the ending price of the other Fund is greater than or equal to its starting price.
•	You Will Be Subject to Risks Resulting from the Relationship Between the Funds — It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship between the Funds will be over the term of the securities.
•	The Benefit Provided by the Threshold Price May Terminate on the Calculation Day — If the ending price of either Fund is less than its threshold price, the benefit provided by the threshold price will terminate and you will be fully exposed to any depreciation of the lowest performing Fund.
•	No Interest or Dividend Payments or Voting or Other Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Funds or the securities or commodities held by the Funds would have.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

•	You Will Have No Ownership Rights in Either Fund or Any of the Securities or Commodities Held by Either Fund — Investing in the securities is not equivalent to investing directly in either or both of the Funds or any of the securities or commodities held by either Fund or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

In addition, the benchmark price of the SPDR® Gold Trust’s fund underlying commodity (as defined under “The SPDR® Gold Trust” below) is administered by the London Bullion Market Association (“LBMA”) or an independent service provider appointed by the LBMA, and we are, or one of our affiliates is, a price participant that contributes to the determination of that price.  Furthermore, our affiliate is the custodian of the SPDR® Gold Trust. We and our affiliates will have no obligation to consider your interests as a holder of the securities in taking any actions in connection with our roles as a price participant and a custodian that might affect the SPDR® Gold Trust or the securities.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Funds, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Funds;
•	the time to maturity of the securities;
•	supply and demand trends for the commodities held by the SPDR® Gold Trust;
•	the dividend rates on the Funds and the equity securities held by the VanEck® Gold Miners ETF;
•	the actual and expected positive or negative correlation between the Funds, or the actual or expected absence of any such correlation;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory, geographical and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Funds

•	There Are Risks Associated with the Funds — Although shares of each Fund are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that an active trading market will continue for the shares of that Fund or that there will be liquidity in the trading market. In addition, the VanEck® Gold Miners ETF is subject to management risk, which is the risk that the investment strategies of the VanEck® Gold Miners ETF’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

results.  These constraints could adversely affect the market price of the shares of the VanEck® Gold Miners ETF, and consequently, the value of the securities.

•	The Performance and Market Value of Each Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of that Fund’s Fund Underlying Index or Fund Underlying Commodity, As Applicable, As Well As the Net Asset Value Per Share — The VanEck® Gold Miners ETF does not fully replicate its fund underlying index (as defined under “The VanEck® Gold Miners ETF” below) and may hold securities different from those included in its fund underlying index. In addition, the performance of the VanEck® Gold Miners ETF will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of the VanEck® Gold Miners ETF and its fund underlying index. In addition, corporate actions with respect to the equity securities underlying the VanEck® Gold Miners ETF (such as mergers and spin-offs) may impact the variance between the performances of the VanEck® Gold Miners ETF and its fund underlying index. Finally, because the shares of the VanEck® Gold Miners ETF are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the VanEck® Gold Miners ETF may differ from the net asset value per share of the VanEck® Gold Miners ETF.

In addition, the SPDR® Gold Trust does not fully replicate the performance of its fund underlying commodity (as defined under “The SPDR® Gold Trust” below) due to the fees and expenses charged by the SPDR® Gold Trust or by restrictions on access to its fund underlying commodity due to other circumstances.  The SPDR® Gold Trust does not generate any income, and as the SPDR® Gold Trust regularly sells its fund underlying commodity to pay for ongoing expenses, the amount of its fund underlying commodity represented by each share gradually declines over time.  The SPDR® Gold Trust sells its fund underlying commodity to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its fund underlying commodity.  The sale by the SPDR® Gold Trust of its fund underlying commodity to pay expenses at a time of low prices for its fund underlying commodity y could adversely affect the value of the securities.  Additionally, there is a risk that part or all of the SPDR® Gold Trust’s holdings in its fund underlying commodity could be lost, damaged or stolen.  Access to the SPDR® Gold Trust’s fund underlying commodity could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack).  All of these factors may lead to a lack of correlation between the performance of the SPDR® Gold Trust and its fund underlying commodity.  In addition, because the shares of the SPDR® Gold Trust are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the SPDR® Gold Trust may differ from the net asset value per share of the SPDR® Gold Trust.

During periods of market volatility, securities underlying the VanEck® Gold Miners ETF or the fund underlying commodity of the SPDR® Gold Trust may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of a Fund and the liquidity of a Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its fund underlying index or fund underlying commodity, as applicable, as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	The SPDR® Gold Trust Is Not an Investment Company or Commodity Pool and Will Not Be Subject to Regulation Under the Investment Company Act of 1940, As Amended, or the Commodity Exchange Act — Accordingly, you will not benefit from any regulatory protections afforded to persons who invest in regulated investment companies or commodity pools.
•	The Securities Are Subject to Risks Associated with Gold with Respect to the SPDR® Gold Trust — The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the expenses of the SPDR® Gold Trust’s operations. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.
•	There Are Risks Relating to Commodities Trading on the LBMA with Respect to the SPDR® Gold Trust — The investment objective of the SPDR® Gold Trust is to reflect the performance of the price of gold bullion, less the expenses of SPDR® Gold Trust’s operations. The price of gold is determined by the LBMA or an independent service provider appointed by the LBMA. The LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. If the LBMA should cease operations, or if bullion trading should become subject to a value added tax or other tax or any other form

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

of regulation currently not in place, the role of the LBMA gold price as a global benchmark for the value of gold may be adversely affected. The LBMA is a principals’ market, which operates in a manner more closely analogous to an over-the-counter physical commodity market than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of LBMA trading. For example, there are no daily price limits on the LBMA which would otherwise restrict fluctuations in the prices of LBMA contracts. In a declining market, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA gold price, which could adversely affect the value of the securities. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA gold price.

•	Single Commodity Prices Tend to Be More Volatile Than, and May Not Correlate with, the Prices of Commodities Generally with Respect to the SPDR® Gold Trust — The SPDR® Gold Trust is linked to a single commodity and not to a diverse basket of commodities or a broad-based commodity index. The SPDR® Gold Trust’s fund underlying commodity may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the securities carry greater risk and may be more volatile than securities linked to the prices of more commodities or a broad-based commodity index.
•	The Securities Are Subject to Risks Associated with the Gold and Silver Mining Industries with Respect to the VanEck® Gold Miners ETF — All or substantially all of the equity securities held by the VanEck® Gold Miners ETF are issued by companies whose primary line of business is directly associated with the gold and/or silver mining industries. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Investments related to gold and silver are considered speculative and are affected by a variety of factors. Competitive pressures may have a significant effect on the financial condition of gold and silver mining companies. Also, gold and silver mining companies are highly dependent on the price of gold and silver bullion, respectively, and may be adversely affected by a variety of worldwide economic, financial and political factors. The price of gold and silver may fluctuate substantially over short periods of time, so the VanEck® Gold Miners ETF’s share price may be more volatile than other types of investments. Fluctuation in the prices of gold and silver may be due to a number of factors, including changes in inflation, changes in currency exchange rates and changes in industrial and commercial demand for metals (including fabricator demand). Additionally, increased environmental or labor costs may depress the value of metal investments. These factors could affect the gold and silver mining industries and could affect the value of the equity securities held by the VanEck® Gold Miners ETF and the price of the VanEck® Gold Miners ETF during the term of the securities, which may adversely affect the value of your securities.
•	The Securities Are Subject to Non-U.S. Securities Risk with Respect to the VanEck® Gold Miners ETF — Some of the equity securities held by the VanEck® Gold Miners ETF have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
•	The Securities Are Subject to Currency Exchange Risk with Respect to the VanEck® Gold Miners ETF — Because the prices of the non-U.S. equity securities held by the VanEck® Gold Miners ETF are converted into U.S. dollars for purposes of calculating the net asset value of the VanEck® Gold Miners ETF, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by the VanEck® Gold Miners ETF trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by the VanEck® Gold Miners ETF denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the price of the VanEck® Gold Miners ETF will be adversely affected and any payment on the securities may be reduced.
•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor, which will be set initially at 1.0, of a Fund for certain events affecting that Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect a Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.
•	The Maturity Payment Amount Will Depend upon the Performance of Each Fund and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	Historical Prices of a Fund Should Not Be Taken as an Indication of the Future Performance of That Fund During the Term of the Securities.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

•	The Policies of the Investment Adviser for the VanEck® Gold Miners ETF, and the Sponsor of the Fund Underlying Index of the VanEck® Gold Miners ETF, Could Affect the Value of, and Any Amount Payable on, the Securities.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Held by in the VanEck® Gold Miners ETF.
•	We and Our Affiliates Have No Affiliation with the Sponsor of Either Fund and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Hypothetical Examples and Returns

The payout profile and return table below illustrate the maturity payment amount for a security on a hypothetical offering of securities based on a range of hypothetical fund returns of the lowest performing Fund, with the assumptions set forth in the table below. The examples below illustrate the maturity payment amount for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the examples below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price of either Fund.

The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for either Fund. The actual starting price for each Fund is the fund closing price of that Fund on the pricing date and is specified under “Terms of the Securities — Starting Value” in this pricing supplement. For historical data regarding the actual closing prices of the Funds, please see the historical information set forth under “The SPDR® Gold Trust” and “The VanEck® Gold Miners ETF” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities.

Upside Participation Rate:	183.75%
Hypothetical Starting Price:	For each Fund, $100.00
Hypothetical Threshold Price:	$80.00 (80% of its hypothetical starting price)

Hypothetical Payout Profile

183.75% of fund return of the lowest performing Fund
repayment of principal amount for decrease of not more than 20%
-20%
Security Return at Maturity
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Fund Return of the Lowest Performing Fund at Maturity
Hypothetical Security Return
Hypothetical Fund Return of the Lowest Performing Fund

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Hypothetical Returns

Hypothetical ending price of the lowest performing Fund	Hypothetical fund return of the lowest performing Fund	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
150.00	50.00%	$1,918.75	91.875%
140.00	40.00%	$1,735.00	73.500%
130.00	30.00%	$1,551.25	55.125%
120.00	20.00%	$1,367.50	36.750%
110.00	10.00%	$1,183.75	18.375%
105.00	5.00%	$1,091.88	9.188%
102.50	2.50%	$1,045.94	4.594%
100.00	0.00%	$1,000.00	0.000%
90.00	-10.00%	$1,000.00	0.000%
80.00	-20.00%	$1,000.00	0.000%
79.00	-21.00%	$790.00	-21.000%
70.00	-30.00%	$700.00	-30.000%
60.00	-40.00%	$600.00	-40.000%
50.00	-50.00%	$500.00	-50.000%
25.00	-75.00%	$250.00	-75.000%
0.00	-100.00%	$0.00	-100.000%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Hypothetical Examples

Example 1. The hypothetical ending price of the lowest performing Fund is greater than its hypothetical starting price, and the maturity payment amount is greater than the principal amount:

	SPDR® Gold Trust	VanEck® Gold Miners ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$110.00	$145.00
Hypothetical threshold price:	$80.00	$80.00
Hypothetical fund return (ending price – starting price)/starting price:	10.00%	45.00%

Step 1: Determine which Fund is the lowest performing Fund.

In this example, the SPDR® Gold Trust has the lowest fund return and is, therefore, the lowest performing Fund.

Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund.

Because the hypothetical ending price of the lowest performing Fund is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × fund return of the lowest performing Fund × upside participation rate)

$1,000 + ($1,000 × 10.00% × 183.75%)

= $183.75;

On the stated maturity date, you would receive $1,183.75 per security.

Example 2. The hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price but greater than its hypothetical threshold price, and the maturity payment amount is equal to the principal amount:

	SPDR® Gold Trust	VanEck® Gold Miners ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$115.00	$95.00
Hypothetical threshold price:	$80.00	$80.00
Hypothetical fund return (ending price – starting price)/starting price:	15.00%	-5.00%

Step 1: Determine which Fund is the lowest performing Fund.

In this example, the VanEck® Gold Miners ETF has the lowest fund return and is, therefore, the lowest performing Fund.

Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund.

Because the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but is not less than its hypothetical threshold price, you would not lose any of the principal amount of your securities.

On the stated maturity date, you would receive $1,000.00 per security.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Example 3. The hypothetical ending price of the lowest performing Fund is less than its hypothetical threshold price, and the maturity payment amount is less than the principal amount:

	SPDR® Gold Trust	VanEck® Gold Miners ETF
Hypothetical starting price:	$100.00	$100.00
Hypothetical ending price:	$50.00	$110.00
Hypothetical threshold price:	$80.00	$80.00
Hypothetical fund return (ending price – starting price)/starting price:	-50.00%	10.00%

Step 1: Determine which Fund is the lowest performing Fund.

In this example, the SPDR® Gold Trust has the lowest fund return and is, therefore, the lowest performing Fund.

Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund.

Because the hypothetical ending price of the lowest performing Fund is less than its hypothetical threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × fund return of the lowest performing Fund)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date, you would receive $500.00 per security.

This example illustrates that you will be fully exposed to a decrease in the lowest performing Fund if the ending price of the lowest performing Fund is less than its threshold price, even if the ending price of the other Fund has appreciated or has not declined below its threshold price.

If the ending price of the lowest performing Fund is less than its threshold price, you will have full downside exposure to the decrease in the price of that Fund from its starting price and you will lose more than 20%, and possibly all, of the principal amount of your securities at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

The SPDR® Gold Trust

The SPDR® Gold Trust is an investment trust sponsored by World Gold Trust Services, LLC. The investment objective of the SPDR® Gold Trust is for its shares to reflect the performance of the price of gold bullion, less the expenses of the SPDR® Gold Trust’s operations. The SPDR® Gold Trust holds gold bars. We refer to gold as the fund underlying commodity with respect to the SPDR® Gold Trust. For additional information about the SPDR® Gold Trust, see “Fund Descriptions — The SPDR® Gold Trust” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the SPDR® Gold Trust based on the daily historical closing prices of the SPDR® Gold Trust from January 2, 2020 through June 27, 2025. The closing price of the SPDR® Gold Trust on June 27, 2025 was $301.22. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the SPDR® Gold Trust, such as stock splits.

The historical closing prices of the SPDR® Gold Trust should not be taken as an indication of future performance, and no assurance can be given as to the fund closing prices of the SPDR® Gold Trust on the calculation day. There can be no assurance that the performance of the SPDR® Gold Trust will result in the return of any of your principal amount.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

The VanEck® Gold Miners ETF

The VanEck® Gold Miners ETF is an exchange-traded fund of the VanEck® ETF Trust, a registered investment company, that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index, which we refer to as the fund underlying index with respect to the VanEck® Gold Miners ETF. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index composed of publicly traded companies involved primarily in the mining of gold or silver. For additional information about the VanEck® Gold Miners ETF, see “Fund Descriptions — The VanEck Vectors® ETFs” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the VanEck® Gold Miners ETF based on the daily historical closing prices of the VanEck® Gold Miners ETF from January 2, 2020 through June 27, 2025. The closing price of the VanEck® Gold Miners ETF on June 27, 2025 was $50.73. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the VanEck® Gold Miners ETF, such as stock splits.

The historical closing prices of the VanEck® Gold Miners ETF should not be taken as an indication of future performance, and no assurance can be given as to the fund closing prices of the VanEck® Gold Miners ETF on the calculation day. There can be no assurance that the performance of the VanEck® Gold Miners ETF will result in the return of any of your principal amount.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. The securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the securities. In addition, long-term capital gain that you would otherwise recognize in respect of your securities up to the amount of the “net underlying long-term capital gain” could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain.

Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on your securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Market Linked Securities—Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the SPDR® Gold Trust and the VanEck® Gold Miners ETF due June 30, 2028

Validity of the Securities and the Guarantees

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.